As filed with the Securities and Exchange Commission on January 28, 2011
Registration No. 333-145138

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POLYMER GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	57-1003983
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

9335 Harris Corners Parkway, Suite 300
Charlotte, North Carolina 28269
(704) 697-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Daniel L. Rikard
Senior Vice President, General Counsel and Secretary
Polymer Group, Inc.
9335 Harris Corners Parkway, Suite 300
Charlotte, North Carolina 28269
(704) 697-5100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☑	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

TERMINATION OF REGISTRATION

On January 28, 2011, pursuant to that certain Agreement and Plan of Merger, dated as of October 4, 2010 (the “Merger Agreement”), among Polymer Group, Inc., a Delaware corporation (“PGI”), Scorpio Acquisition Corporation, a Delaware corporation (“Parent”), Scorpio Merger Sub Corporation, a Delaware corporation (“Merger Sub”), and MatlinPatterson Global Opportunities Partners L.P. (the “Stockholder Representative”), Merger Sub merged with and into the PGI (the “Merger”), with PGI being the surviving entity and becoming a wholly-owned subsidiary of Parent.

The Registration Statement on Form S-3 (File No. 333-145138) (the “Registration Statement”) was originally filed in connection with PGI’s contractual obligations to maintain an effective resale registration statement for certain of its security holders.  However, as a result of the Merger, such obligations have been terminated.  PGI has not sold any securities pursuant to the Registration Statement and hereby removes from registration any and all securities under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on January 28, 2011.

POLYMER GROUP, INC.
Registrant

/s/ Dennis E. Norman
Dennis E. Norman
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Veronica M. Hagen	Chief Executive Officer and Director	January 28, 2011
Veronica M. Hagen	(Principal Executive Officer)

/s/ Dennis E. Norman	Executive Vice President and Chief Financial Officer (Principal Financial and	January 28, 2011
Dennis E. Norman	Accounting Officer)

/s/ James Anderson	Vice President and Chief Accounting Officer	January 28, 2011
James Anderson	(Principal Accounting Officer)

/s/ Chinh E. Chu	Director	January 28, 2011
Chinh E. Chu

/s/ Anjan Mukherjee	Director	January 28, 2011
Anjan Mukherjee

/s/ Jason Giordano	Director	January 28, 2011
Jason Giordano